UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2020, Protara Therapeutics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with 345 PAS HOLDING LLC (the “Landlord”) for the lease of certain space totaling approximately 10,252 square feet, located at 345 Park Avenue South, New York, New York (the “Premises”), with an effective date as of December 1, 2020. The Company intends to utilize the Premises for its headquarters. The Lease is expected to commence on or about March 1, 2021 (the “Commencement Date”), with the commencement of rent beginning one month following the Commencement Date (the “Rent Commencement Date”). The Lease has an initial term of 85 months from the Commencement Date, or through approximately March 31, 2028 (the “Initial Term”) and provides the Company with an option to extend the Initial Term for one additional renewal period of five years (the “Renewal Term”). During the first 48 months from the Rent Commencement Date, the Company is required to pay base rent of $93,122.34 per month. Thereafter, the base rent will increase to $101,665.67 per month for the remainder of the Initial Term. If the Company elects to extend the Lease beyond the Initial Term, then the base rent for the Renewal Term will be the greater of the then-fair market rental value and the base rent on a per rentable square foot basis in effect for the 12 month period immediately preceding the Renewal Term. In addition to the base rent, the Company is also required to pay its pro rata share of certain specified direct costs (including tax costs and operating costs) of the Landlord.

The foregoing description of the Lease is only a summary and it is qualified in its entirety by the terms of the Lease, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protara Therapeutics, Inc.

Dated: December 8, 2020	By:	/s/ Blaine Davis
Blaine Davis Chief Financial Officer

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